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                                                                    EXHIBIT 23.1

SAFECO Corporation and Subsidiaries

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CONSENT OF ERNST & YOUNG LLP                                Independent Auditors
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We consent to the incorporation by reference in the Registration Statement (Form
S-8 No. 333-26393) pertaining to the SAFECO Long-Term Incentive Plan of 1997 and the incorporation by reference in the Registration Statements (Forms S-3) pertaining to the $800,000,000 in SAFECO debt securities and the SAFECO Agency Stock Purchase Plan, of our report dated February 8, 2002, with respect to the consolidated financial statements and schedules of SAFECO Corporation included in this Annual Report (Form 10-K) for the year ended December 31, 2001.

                                                   /s/ ERNST & YOUNG LLP



Seattle, Washington
March 6, 2002